                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-72124, 2-85698, 2-97280, 33-37319, 33-37323,
33-59005, 33-55613, 33-10801, 33-11-790, 333-79227, 333-90127, and 333-30918),
on Form S-3 (File Nos. 2-84252, 33-9706, 33-22196, 33-47213, 333-23025, and
333-80781) and on Form S-4 (File No. 33-58117 and 33-48960) of Millipore
Corporation of our report dated January 22, 2002, except for Note 10 for which the date is February 13, 2002 and Notes 2 and 12 for which the date is February 27, 2002, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 8, 2002